Exhibit 2

     HORIZON ENERGY DEVELOPMENT, INC.
             INCOME STATEMENT

                                           Three Months Ended
                                           September 30, 1996

Operating Revenues                                286,103

Operating Expenses:
   Operation Expense                            7,397,432
   Maintenance Expense                              6,123
   Property, Franchise and Other Taxes              1,607
   Depreciation, Depletion and Amortization        (4,428)
Total Operating Expenses                        7,400,734

Operating Loss Before Taxes                    (7,114,631)

Other Income                                       48,749

Income Taxes - Current                         (5,066,724)
                       - Deferred               2,573,036
                                               (2,493,688)

Loss Before Interest Charges                   (4,572,194)
Interest Charges                                  142,548

Net Loss                                       (4,714,742)